PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 17

ARTICLES SUPPLEMENTARY

Prudential Investment Portfolios, Inc. 17, a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The number of shares of common stock, par value $0.001 per share (the “Common Stock”), that the Corporation has authority to issue is hereby increased by 2,000,000,000 shares to an aggregate of 4,000,000,000 shares, having an aggregate par value of $4,000,000.

SECOND: The additional shares of Common Stock authorized above are hereby classified and designated as additional shares of five existing classes of Common Stock of Prudential Total Return Bond Fund as follows:

Name of Class Number of Shares

 Class A Common Stock 250,000,000

 Class C Common Stock 27,000,000

 Class Q Common Stock 675,000,000

Class R Common Stock 10,000,000

 Class Z Common Stock 1,038,000,000

THIRD: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by the charter of the Corporation (the “Charter”) and Section 2-208 of the Maryland General Corporation Law, 25,000,000 authorized but unissued shares of Prudential Short Duration Multi-Sector Bond Fund Class A Common Stock and 15,000,000 authorized but unissued shares of Prudential Short Duration Multi-Sector Bond Fund Class Q Common Stock are hereby reclassified and designated as 40,000,000 additional shares of Prudential Total Return Bond Fund Class R Common Stock.

FOURTH: The shares classified or reclassified as set forth above shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of Common Stock of the applicable series and class as set forth in the Charter.

FIFTH: Prior to the authorization, classification and designation authorized by these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 2,000,000,000 shares, $0.001 par value per share, having an aggregate par value of $2,000,000, classified and designated as follows:

Prudential Short Duration Multi-Sector Bond Fund

Class A Common Stock 50,000,000

Class C Common Stock 25,000,000

Class Q Common Stock 75,000,000

Class Z Common Stock 50,000,000

Prudential Total Return Bond Fund

Class A Common Stock 500,000,000

Class B Common Stock 7,000,000

Class C Common Stock 73,000,000

Class Q Common Stock 350,000,000

Class R Common Stock 150,000,000

Class Z Common Stock 720,000,000

SIXTH: As authorized, classified and designated hereby, the total number of shares of all series and classes of stock which the Corporation has authority to issue is 4,000,000,000 shares, $0.001 par value per share, having an aggregate par value of $4,000,000, classified and designated as follows:

Prudential Short Duration Multi-Sector Bond Fund

Class A Common Stock 25,000,000

Class C Common Stock 25,000,000

Class Q Common Stock 60,000,000

Class Z Common Stock 50,000,000

Prudential Total Return Bond Fund

Class A Common Stock 750,000,000

Class B Common Stock 7,000,000

Class C Common Stock 100,000,000

Class Q Common Stock 1,025,000,000

Class R Common Stock 200,000,000

Class Z Common Stock 1,758,000,000

SEVENTH: The Board of Directors increased the total number of authorized shares of Common Stock pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the additional shares of Common Stock under the authority contained in the Charter.

EIGHTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

NINTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Prudential Investment Portfolios, Inc. 17 has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on this 21st day of September, 2016.

ATTEST:	PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 17

/s/ Jonathan D. Shain

Name: Jonathan D. Shain

Title: Assistant Secretary

/s/ Scott E. Benjamin

Name: Scott E. Benjamin

Title: Vice President